Exhibit s.1

ALLIANZGI CONVERTIBLE & INCOME FUND

ALLIANZGI CONVERTIBLE & INCOME FUND II

POWER OF ATTORNEY

We, the undersigned Trustees and Officers of AllianzGI Convertible & Income Fund (“NCV”) and AllianzGI Convertible & Income Fund II (“NCZ”, and together with NCV, each a “Trust”), hereby severally constitute and appoint each of Thomas J. Fuccillo, Scott Whisten and Angela Borreggine, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him/her to sign for us, and in our names and in the capacities indicated below, any Registration Statement of each Trust on Form N-2, including but not limited to the “Registration Statements” as defined below, all Pre-Effective Amendments to any such Registration Statement of each Trust, any and all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of each Trust, and generally to do all such things in our names and on our behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all related requirements of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

The “Registration Statements” covered by this Power of Attorney are defined to include the registration statements listed below:

Trust	1940 Act File No.	1933 Act File No.
AllianzGI Convertible & Income Fund	811-21284	333-225293
AllianzGI Convertible & Income Fund II	811-21338	333-225290

Name	Capacity	Date

/s/ Deborah A. DeCotis	Trustee	July 25, 2018
Deborah A. DeCotis

/s/ F. Ford Drummond	Trustee	July 23, 2018
F. Ford Drummond

/s/ A. Douglas Eu	Trustee	July 25, 2018
A. Douglas Eu

/s/ Bradford K. Gallagher	Trustee	July 23, 2018
Bradford K. Gallagher

/s/ Erick R. Holt	Trustee	July 23, 2018
Erick R. Holt

/s/ James A. Jacobson	Trustee	July 23, 2018
James A. Jacobson

/s/ Hans W. Kertess	Trustee	July 23, 2018
Hans W. Kertess

/s/ James S. MacLeod	Trustee	July 23, 2018
James S. MacLeod

/s/ William B. Ogden, IV	Trustee	July 23, 2018
William B. Ogden, IV

/s/ Alan Rappaport	Trustee	July 25, 2018
Alan Rappaport

/s/ Davey S. Scoon	Trustee	July 23, 2018
Davey S. Scoon

/s/ Thomas J. Fuccillo	President and	July 25, 2018
Thomas J. Fuccillo	Chief Executive Officer

/s/ Scott Whisten	Treasurer and Principal	July 23, 2018
Scott Whisten	Financial and Accounting Officer